Exhibit 10.9

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”) is entered into as of September 16, 2022 by and between TREES Corporation, a Colorado corporation (the “Company”), and the persons and entities identified on the signature page hereof (each individually a “Holder,” and collectively, the “Holders”).

RECITALS:

WHEREAS, The Company has issued and delivered Senior Secured Convertible Promissory Notes of even date herewith in the principal amount of $10,443,223.00 (“Notes”) to certain noteholders (“Holders”) pursuant to that certain Securities Purchase Agreement by and among the Company and Holders (“SPA”); and

WHEREAS, Holders have required, as a condition of accepting the Notes, that the Company execute this Agreement to secure all obligations under the Notes.

NOW THEREFORE, in consideration of the foregoing recitals, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Holders hereby agree as follows:

1.	Capitalized Terms. Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed thereto in the SPA.

2.	Liability Secured. This Agreement is entered into as security for the payment of the Notes.

3.

Granting Clause. As security for the obligations under the Notes, the Company does hereby grant, pledge, transfer, sell, assign, convey and deliver to the Holder a security interest in, all of the right, title and interest of the Company, in and to the property listed on Exhibit A hereto, which is incorporated herein by reference and all proceeds or replacements thereof (hereinafter collectively referred to as the “Collateral”).

4.

Warranties of Title.  The Company hereby: (a) covenants with the Holders, and their respective successors and assigns that the Company is the lawful owner of the Collateral and has the right to sell, assign, convey and grant a security interest in the same and that the Collateral is free and clear of all encumbrances and security interests (other than that of the Holders) except encumbrances in the ordinary course of business; (b) warrants and covenants to defend the title of the Collateral unto the Holders, against the claims of all persons; (c) warrants no financing statement covering any of the Collateral or any proceeds therefrom is on file at any public office; and (d) agrees, promptly upon request from the

Holders to join with the Holders in executing one or more financing statements pursuant to the Uniform Commercial Code in form satisfactory to the Holders and to pay the cost of filing the same in all public offices wherever filing is deemed necessary or prudent by the Holders.

5.

Taxes and Assessments. The Company agrees to pay all taxes, rents, assessments and charges levied against the Collateral and all other claims that are or may become liens against the Collateral, or any part thereof.

6.

Insurance. For so long as this Agreement shall remain effective, the Company agrees to maintain insurance coverage on all Collateral secured hereby on terms and conditions consistent with reasonable business standards and in compliance with all contractual obligations of the Company.  The Company shall provide evidence of such insurance, and provide additional insured status, to the Lead Investor upon request.

7.

Non-Waiver. It is agreed that no delay in exercising any right or option given or granted hereby to the Holders shall be construed as a waiver thereof; nor shall a single or partial exercise of any other right, power or privilege. Holders may permit the Company to remedy any default without waiving the default so remedied, and Holder may waive any default without waiving any other subsequent or prior default by the Company.

8.	Events of Default. As used in this agreement, the term “Event of Default” shall mean the occurrence of an Event of Default under the Notes.

9.

Acceleration of Liabilities. Upon the occurrence of any Event of Default, the Holder shall have the right without further notice to the Company to declare the entire unpaid balance of the Notes immediately due and payable.

10.

Secured Party's Right After Default. Upon the occurrence of an Event of Default under this agreement, the Holder shall have, in addition to any other rights under this Agreement or under applicable law, the right upon reasonable notice to the Company to take any or all of the following actions at the same or at different times: (a) to collect all Collateral in the Company' name and take control of any cash or non-cash proceeds of Collateral (a deposit account control agreement to be in effect granting Holder exclusive control over cash proceeds in the event of default); (b) to enforce payment of any Collateral, to prosecute any action or proceeding with respect to the Collateral, to extend the time of payment of any and all Collateral, to make allowance and adjustments with respect thereto and to issue credits in the name of the Borrower; (c) to reposess any equipment, hard assets and inventory; (d) to transfer any licenses held by Company to name of Holder to the extent permitted by law; and (e) to exercise, in addition to all other rights and remedies of a Holder upon default under the Uniform Commercial Code. The net cash proceeds resulting from the exercise of any of the foregoing rights, after deducting all charges, expenses, cost and attorneys' fees relating thereto, including any and all costs and expenses incurred in securing the possession of Collateral and preparing the same for sale, shall be applied by the Holders to the payment of the Notes, whether due or to become due, and the Company shall remain liable to the Holders for any deficiency.

11.	Miscellaneous.

a.

Non-Public Information. Each Holder acknowledges that information concerning the matters that are the subject matter of this Agreement may constitute material non-public information under United States federal securities laws, and that United States federal securities laws prohibit any person who has received material non-public information relating to the Company from purchasing or selling securities of the Company, or from communicating such information to any person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell securities of the Company. Accordingly, until such time as any such non-public information has been adequately disseminated to the public, each Holder shall not purchase or sell any securities of the Company, or communicate such information to any other person.

b.

Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Colorado without regard to the principles of conflicts of law (whether of the State of Colorado or any other jurisdiction).

c.

Exclusive Jurisdiction. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall only be commenced in the state and federal courts sitting in the County of Denver, Colorado (the “Colorado Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Colorado Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such Colorado Courts, or such Colorado Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law.

d.

JURY TRIAL WAIVER. THE COMPANY AND THE HOLDERS HEREBY IRREVOCABLY WAIVE A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, THE NOTES AND/OR THE WARRANTS.

e.

Assignment. This Agreement shall be binding upon and inure to the benefit of the Company and the Holders and their respective successors. No assignment may be made without the prior written approval of the Parties.

f.

No Third Party Beneficiaries. This Agreement is intended for the benefit of the Company and the Holders and their respective successors, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

g.

Entire Agreement. This Agreement, the Notes and the Warrants, together with the exhibits and schedules thereto, contain the entire understanding of the Company and the Holders with respect to the matters covered herein and therein and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

h.

Counterparts. This Agreement may be executed in multiple counterparts, each of which may be executed by less than all of the parties and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument. This Agreement may be delivered to the other parties hereto by e-mail of a copy of this Agreement bearing the signature of the parties so delivering this Agreement.

i.

Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that such severability shall be ineffective if it materially changes the economic benefit of this Agreement to any party.

j.

No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

k.	Titles and Subtitles. The titles and subtitles used in this Agreement are used for the convenience of reference and are not to be considered in construing or interpreting this Agreement.

l.

Amendments; Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and the holders of more than sixty-six percent (66%) of the then aggregate outstanding principal amount of the Notes. Any waiver or amendment effected in accordance herewith will be binding upon each party to this Agreement. Notwithstanding the forgoing, no amendments or waivers shall be made without the prior written approval of Lead Investor.

m.

Disclosure. The Holders acknowledge that this Agreement, the Notes and the Warrants may be deemed to be “material contracts,” as that term is defined by Item 601(b)(10) of Regulation S-K, and that the Company may therefore be required to file such documents as exhibits to reports or registration statements filed under the Securities Act or the Exchange Act. The Holders further agree that the status of such documents and materials as material contracts shall be determined solely by the Company, in consultation with its counsel.

n.	Advice of Counsel. Each Holder represents and acknowledges that it has had the opportunity to avail itself of the advice of counsel prior to signing this Agreement.

[Signature page follows immediately]

IN WITNESS WHEREOF, intending to be legally bound, the parties hereto have caused this Agreement to be executed as of the date set forth above.

TREES CORPORATION

By: ________________________

Name: Adam Hershey

Title: Interim Chief Executive Officer

HOLDER

TCM Tactical Opportunities Fund II LP

By: ________________________

Name: Douglas Troob

Title: Managing Partner

Exhibit A

Collateral

All right, title and interest in and to all assets of the Company.